UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Behringer Harvard REIT I, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

BEHRINGER HARVARD REIT I, INC.

NOTICE OF 2012 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	1:00 p.m. local time on June 20, 2012

PLACE:	Behringer Harvard Corporate Headquarters 15601 Dallas Parkway, Suite 600 Addison, Texas 75001

ITEMS OF BUSINESS:	(1) To elect five individuals to serve on the board of directors until the next annual meeting of stockholders and until their respective successors are duly elected and qualify.

(2) To transact such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

RECORD DATE:	You can vote if you are a stockholder of record as of the record date, the close of business on March 23, 2012.

ANNUAL REPORT:	Our 2011 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

IMPORTANT NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS:	The Proxy Statement, including a form of proxy, and our 2011 Annual Report are available online at www.behringerharvard.com/proxy.

PROXY VOTING:

Your vote is very important. We encourage you to read this Proxy Statement and submit your proxy as soon as possible, whether or not you plan to attend the Annual Meeting. You may submit your proxy for the Annual Meeting by completing, signing, dating and returning the proxy card sent to you in the pre-addressed, postage-paid envelope provided with this Proxy Statement or by using the telephone or Internet. For specific instructions on how to vote your shares, please refer to the instructions on the proxy card.

By Order of the Board of Directors,

/s/ Telisa Webb Schelin

Telisa Webb Schelin
Secretary

April 6, 2012
Dallas, Texas

BEHRINGER HARVARD REIT I, INC.

17300 Dallas Parkway, Suite 1010

Dallas, Texas 75248

PROXY STATEMENT

2012 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 20, 2012

We are providing these proxy materials in connection with the solicitation by Behringer Harvard REIT I, Inc. (“Behringer Harvard REIT I,” the “Company,” “we,” “our” or “us”), a Maryland corporation, of proxies for use at the 2012 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on June 20, 2012, at 1:00 p.m. local time at Behringer Harvard Corporate Headquarters, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001 and at any adjournments or postponements thereof for the purposes set forth in the accompanying Notice of 2012 Annual Meeting.

This Proxy Statement, the proxy card and voting instructions are first being mailed or given to stockholders on or about April 6, 2012.

Annual Report

Our Annual Report for the year ended December 31, 2011 is being mailed together with this Proxy Statement to each of our stockholders of record as of the close of business on March 23, 2012.  Our Annual Report on Form 10-K may be accessed online through the website maintained for us at www.behringerharvard.com or through the Securities and Exchange Commission (the “SEC”) website at www.sec.gov.  In addition, you may request a copy of our Form 10-K by writing or telephoning us at the following address:  17300 Dallas Parkway, Suite 1010, Dallas, Texas 75248, telephone (866) 655-3600.

Stockholders Entitled to Vote

Holders of our common stock at the close of business on March 23, 2012 (the “Record Date”) are entitled to receive this notice and to vote their shares at the Annual Meeting.  As of the Record Date, there were 297,741,545 shares of our common stock outstanding.  Each share of common stock outstanding on the Record Date is entitled to one vote on each matter properly brought before the Meeting.

HOW TO VOTE IF YOU ARE A STOCKHOLDER OF RECORD

Your vote is important.  You can save us the expense of a second mailing by voting promptly.

Simply mark your proxy card, date and sign it, and return it in the pre-addressed, postage-paid envelope provided with this Proxy Statement.  Voting by proxy will not limit your right to vote at the Annual Meeting if you decide to attend in person.  If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All proxies that have been properly authorized and not revoked will be voted at the Annual Meeting.  If you submit a proxy but do not indicate any voting instructions, the shares represented by that proxy will be voted FOR the election of each of the five nominees named herein.  With respect to any other business that may properly come before the stockholders for a vote at the Annual Meeting, your shares will be voted in the discretion of the holders of the proxy.

Quorum Requirement and Required Vote

If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for quorum purposes and for all other matters as well. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum. A stockholder may withhold his or her vote in the election of directors or abstain with respect to each other item submitted for stockholder approval. Withheld votes and abstentions will be counted as present and entitled to vote for purposes of determining the existence of a quorum.

If a quorum is present, directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning that the five nominees receiving the most “FOR” votes (among votes properly cast in person or by proxy) will be elected. Only votes “FOR” a director will affect the outcome.  Withheld votes will not affect the outcome of the vote.

With respect to all other matters that may come before the Annual Meeting, action on a matter will be approved if the votes cast favoring the action exceed the votes cast opposing the action. Therefore, abstentions will have no effect on the other matters.

Proxy Voting By Telephone or Internet

Stockholders of record who live in the United States may authorize proxies by following the “Vote by Phone” instructions on their proxy cards. Stockholders of record with Internet access may also submit proxies by following the “Vote by Internet” instructions on their proxy cards. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded.

Please refer to the proxy card enclosed for instructions.  If you choose not to authorize a proxy by telephone or Internet, please complete, sign and return the paper proxy card in the pre-addressed, postage-paid envelope provided with this Proxy Statement.

Revocation of Proxies

You can revoke your proxy at any time before it is voted by:

•                  providing written notice of your revocation to the Secretary of the Company;

•                  signing and submitting a new proxy card with a later date;

•                  authorizing a new proxy by telephone or Internet (your latest telephone or Internet proxy is counted); or

•                  attending and voting your shares in person at the Annual Meeting.  Attending the Annual Meeting will not revoke your proxy unless you specifically request.

Proxy Solicitation

We will bear the entire cost of this solicitation of proxies, including the preparation, assembly, printing and mailing of this Proxy Statement, the proxy card and any additional solicitation material that we may provide to stockholders.  We have engaged employees of Harvard Property Trust, LLC, an affiliate of our advisor (“HPT”), to assist with the solicitation of proxies in conjunction with the Annual Meeting for an aggregate fee of up to $78,000, plus reasonable out-of-pocket expenses.  We have also engaged Boston Financial Data Services to assist with the solicitation process and expect to pay Boston Financial an aggregate fee of up to approximately $15,000.  Further, we may reimburse brokerage firms and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to the owners of our common stock.  Aside from the arrangement with HPT described above, our officers may also solicit proxies, but they will not be paid additional compensation for these services.

Interest of Certain Persons in Matters to Be Acted On

No director, executive officer, person who has served as director or executive officer at any time since January 1, 2011, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, through security holdings or otherwise, in any matter to be acted upon at the Annual Meeting.

Other Matters

Our board of directors does not presently intend to bring any business before the Annual Meeting other than the proposal discussed in this Proxy Statement and specified in the Notice of the Annual Meeting.  If other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you.  We are not aware of any matters to be raised at the Annual Meeting other than those discussed in this Proxy Statement and specified in the Notice of the Annual Meeting.

Generally, for nominations or other business to be properly brought before the Annual Meeting by one of our stockholders, the stockholder seeking to make a nomination or bring other business before the Meeting must provide, among other things, written notice to our corporate Secretary not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s Annual Meeting.  Therefore, any stockholder desiring to nominate a person for election to the board or to bring other business before the Meeting was required to provide us with notice not earlier than December 3, 2011 and not later than January 2, 2012.  We did not receive notice of any proposals during this time period.

PROPOSAL 1

ELECTION OF DIRECTORS

The board of directors currently consists of five members, three of whom (Charles G. Dannis, Steven W. Partridge and G. Ronald Witten) have been determined by the board of directors to be “independent” under the independence standards of the New York Stock Exchange (the “NYSE”).  The board of directors has proposed the following nominees for election as directors: Robert M. Behringer, Robert S. Aisner, Charles G. Dannis, Steven W. Partridge and G. Ronald Witten.  The Nominating Committee recommended, and the board approved, these five individuals to serve as members of the board on March 6, 2012.  Each nominee currently serves as a director and, if reelected as a director, will continue in office until his successor has been elected and qualified or until his earlier death, resignation or retirement.  The persons named in the enclosed proxy card intend to vote the proxy for the election of each of the five nominees, unless you indicate on the proxy card that your vote should be withheld from any or all of the nominees.

We expect each nominee for election as a director to be able to serve if elected.  If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the board chooses to reduce the number of directors serving on the board.

The following gives information for each nominee, about the nominee’s principal occupation and business, as well as the specific experience, qualifications, attributes and skills that led to the conclusion by the board that the nominee should serve as a director of the Company.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES
TO BE ELECTED AS DIRECTORS.

Robert M. Behringer, 64, is our Chairman of the Board and a director.  Mr. Behringer is also the founder, sole manager and Chairman of Behringer Harvard Holdings, LLC (“Behringer Harvard Holdings”), the indirect parent company of our advisor, Behringer Advisors, LLC (“Behringer Advisors”).  Mr. Behringer also serves as Chairman of the Board and a director of Behringer Harvard Opportunity REIT I, Inc., Behringer Harvard Opportunity REIT II, Inc. and Behringer Harvard Multifamily REIT I, Inc., each a publicly registered real estate investment trust.  In addition, Mr. Behringer served as Chairman of the Board of Behringer Harvard Multifamily REIT II, Inc. from April 2007 until August 2011.  As Chairman of the Board of these other entities, our board believes that Mr. Behringer has an understanding of the requirements of serving on a public company board and the leadership experience necessary to serve as the Chairman of the Board of our Company.  Since 2002, Mr. Behringer has been a general partner of Behringer Harvard Short-Term Opportunity Fund I LP, a publicly registered real estate limited partnership.  Mr. Behringer also controls the general partners of Behringer Harvard Strategic Opportunity Fund I LP and Behringer Harvard Strategic Opportunity Fund II LP, both private real estate limited partnerships.

From 1995 until 2001, Mr. Behringer was Chief Executive Officer of Harvard Property Trust, Inc., a privately held REIT formed by Mr. Behringer.  Before forming Harvard Property Trust, Inc., Mr. Behringer invested in commercial real estate as Behringer Partners, a sole proprietorship formed in 1989 that invested in single asset limited partnerships.  From 1985 until 1993, Mr. Behringer was Vice President and Investment Officer of Equitable Real Estate Investment Management, Inc. (since acquired by, and now known as, Lend Lease Real Estate Investments, Inc.), one of the largest real estate pension managers and advisors in the United States.  While at Equitable, Mr. Behringer was responsible for its General Account Real Estate Assets located in the south central United States.  The portfolio included institutional quality office, industrial, retail, apartment and hotel properties exceeding 17 million square feet with a value of approximately $2.8 billion.  Although Mr. Behringer was a significant participant in acquisitions, management, leasing, redevelopment and dispositions, his primary responsibility was to increase net operating income and the overall value of the portfolio.

Mr. Behringer has over 25 years of experience in real estate investment, management and finance activities, including approximately 140 different properties with over 24 million square feet of office, retail, industrial, apartment, hotel and recreational space.  Since the founding of the Behringer Harvard organization, Mr. Behringer’s experience includes investing in, managing and financing over 170 properties, with over 40 million square feet of office, retail, industrial, apartment, hotel and recreational properties.  Mr. Behringer is a Certified Property Manager, Real Property Administrator and Certified Hotel Administrator, holds Financial Industry Regulatory Authority (“FINRA”) Series 7, 24 and 63 registrations and is a member of the Institute of Real Estate Management, the Building Owners and Managers Association, the Urban Land Institute and the Real Estate Council.  Mr. Behringer also was a licensed certified public accountant for over 20 years.  Mr. Behringer received a Bachelor of Science degree from the University of Minnesota.

Robert S. Aisner, 65, is our Chief Executive Officer and President and also serves as one of our directors.  In addition, Mr. Aisner serves as Chief Executive Officer of our advisor, Behringer Advisors, and our property manager, HPT Management Services, LLC (“HPT Management”).  Mr. Aisner also serves as Vice Chairman of the Board and a director of Behringer Harvard Opportunity REIT I, Inc. and Behringer Harvard Opportunity REIT II, Inc., as Chief Executive Officer and a director of Behringer Harvard Multifamily REIT I, Inc. and as Chairman of the Board and a director of Behringer Harvard Multifamily REIT II, Inc.  Mr. Aisner is also Chief Executive Officer and President of Behringer Harvard Holdings.

The board of directors proposed Mr. Aisner for election as a director based on his over 30 years of commercial real estate experience with acquiring, managing and disposing of properties.  Our board believes that this experience allows Mr. Aisner to offer valuable insight and advice with respect to our investments and investment strategies.  From 1996 until joining Behringer Harvard in 2003, Mr. Aisner served as (1) Executive Vice President of AMLI Residential Properties Trust, formerly a NYSE-listed REIT focused on the development, acquisition and management of upscale apartment communities, which served as advisor and asset manager for institutional investors with respect to their multifamily real estate investment activities, (2) President of AMLI Management Company that oversaw all of AMLI’s apartment operations in 80 communities, (3) President of the AMLI Corporate Homes division that managed AMLI’s corporate housing properties, (4) Vice President of AMLI Residential Construction, a division of AMLI that performed real estate construction services, and (5) Vice President of AMLI Institutional Advisors, the AMLI division that served as institutional advisor and asset manager for institutional investors with respect to their multifamily real estate activities.  Mr. Aisner also served on AMLI’s Executive Committee and Investment Committee.  From 1994 until 1996, Mr. Aisner owned and operated Regents Management, Inc., which had both a multifamily development and construction group and a general commercial property management group.  From 1984 to 1994, he was employed by HRW Resources, Inc., a real estate development and management company, where he served as Vice President.  Mr. Aisner is a member of the Board of Directors of the Association of Foreign Investors in Real Estate, the Board of Directors of the National Multi-Housing Council, the Urban Land Institute and the Pension Real Estate Association.  Mr. Aisner received a Bachelor of Arts degree from Colby College and a Masters of Business Administration degree from the University of New Hampshire.

Charles G. Dannis, 62, has been an independent director of Behringer Harvard REIT I, Inc. since January 2003.  Mr. Dannis has over 35 years of experience in the commercial real estate industry, having been a commercial real estate appraiser and consultant since 1972.  Mr. Dannis co-founded the firm Crosson Dannis, Inc., a real estate appraisal and consulting firm, in 1977, and has been employed by the firm since that time.  He is past Treasurer and Member of the Board of the National Council of Real Estate Investment Fiduciaries and past Chairman of its Valuation Committee.  He has been an active member of the Pension Real Estate Association, American Real Estate Society and Urban Land Institute.  Since 1988, Mr. Dannis has been an adjunct professor/lecturer in Real Estate and Urban Land Economics at the Cox School of Business at Southern Methodist University in both the undergraduate and graduate schools; he also is an award-winning teacher for the Mortgage Bankers Association of America’s School of Mortgage Banking.  He is a Member of the Appraisal Institute.  Mr. Dannis received a Bachelor of Business Administration degree from Southern Methodist University.

Steven W. Partridge, 54, has been an independent director of Behringer Harvard REIT I, Inc. since October 2003.  Mr. Partridge has over 25 years of commercial real estate and related accounting experience.  Through his experience as a licensed certified public accountant, the board believes that Mr. Partridge provides valuable insight and advice to our Audit Committee and board with respect to our financial risk exposures, the financial reporting process and our system of internal controls.  From October 1997 to January 2011, Mr. Partridge served as Chief Financial Officer and Senior Vice President of Coyote Management, LP, a real estate limited partnership that owns, manages and leases regional shopping malls.  From December 1983 to September 1997, Mr. Partridge served as a Director of Accounting and Finance, Asset Manager, and then Vice President of Asset

Management with Lend Lease Real Estate Investments, a commercial real estate investment company, and its predecessor, Equitable Real Estate Investment Management.  Mr. Partridge has been licensed as a certified public accountant for over 25 years and during that time has been a member of American Institute of CPAs, Texas Society of CPAs, International Council of Shopping Centers and the CCIM Institute with a Certified Commercial Investment Member designation.  Mr. Partridge earned a Bachelor of Accountancy degree, cum laude, and a Master of Accountancy degree from the University of Mississippi.

G. Ronald Witten, 61, has been an independent director of Behringer Harvard REIT I, Inc. since April 2004.  Mr. Witten has over 35 years of experience in the commercial real estate industry.  Since January 2001, Mr. Witten has served as President of Witten Advisors, LLC, a market advisory firm providing ongoing market advisory services to apartment developers, investors and lenders nationwide to identify the location and timing of future development and acquisition opportunities for the nation’s 40 major apartment markets.  Mr. Witten began his career in 1973 at M/PF Research, Inc., a national leader in apartment market data and market analysis, and served as its President from 1978 to 2000.  Mr. Witten has been an active member of the Urban Land Institute, where he served as Chairman of both the Multi-Family Silver Council and the Multi-Family Gold Council, and the National Multi Housing Council and its Research Advisory Group.  Mr. Witten received his Bachelor of Business Administration degree from Texas Tech University and has completed graduate classes in statistics and economics at Southern Methodist University.

Independence

Our charter requires a majority of the members of our board of directors to qualify as “independent.”  Our charter defines an “independent director” as a director who satisfies the independence requirements under the rules and regulations of the NYSE as in effect from time to time.  The NYSE independence standards provide that to qualify as an independent director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us).

Consistent with the NYSE independence standards, our board has reviewed all relevant transactions or relationships between each director, or any of his family members, and the Company, our senior management and our independent registered public accounting firm.  The board has concluded that the majority of the members of our board and each member of our Audit Committee, Compensation Committee and Nominating Committee, is “independent” under the independence standards of the NYSE.

Board Leadership Structure and Risk Oversight

Since June 2008, we have operated under a board leadership structure with separate persons serving in the roles of Chairman of the Board and Chief Executive Officer.  Mr. Behringer, as our Chairman of the Board, is responsible for setting the agenda for each of the meetings of the board of directors and the annual meetings of stockholders, and Mr. Aisner, as our Chief Executive Officer, is responsible for the general management of the business, financial affairs and day-to-day operations of the Company.  We believe having separate persons serving in the roles of Chairman of the Board and Chief Executive Officer enables the Chief Executive Officer to focus his efforts on setting our strategic direction and providing day-to-day leadership.  Furthermore, as our directors continue to have more oversight responsibility, we find it is beneficial to have a Chairman whose primary focus is to lead the board and facilitate communication among directors and management.  Accordingly, we believe this structure is the best governance model for the Company and our stockholders.

The Company does not have a lead independent director. Because our board of directors is small in size and each board member is kept apprised of our business and developments impacting our business, we have not designated a single lead independent director.  A majority of our board is comprised of independent directors.  Each director has complete and open access to our advisor, property manager and their respective affiliates.  Moreover, our Audit Committee, Compensation Committee and Nominating Committee are all comprised entirely of independent directors.

The board of directors oversees risk through (1) its review and discussion of regular periodic reports made by Behringer Advisors to the board of directors and its Committees, including management reports and studies on existing market conditions, leasing activity and property operating data, as well as actual and projected financial results, and various other matters relating to our business, (2) the approval by the board of directors of all transactions, including, among others, acquisitions and dispositions of properties, financings and the engagement of our advisor, (3) the oversight of our business by the Compensation, Audit and Nominating Committees and (4) regular periodic reports from our independent public accounting firm and other outside consultants regarding various areas of potential risk, including, among others, those relating to the qualification of the Company as a REIT for tax purposes and our internal control over financial reporting. Our entire board considers all major decisions concerning our business, including any property acquisitions.

Meetings of the Board of Directors and Committees

During the fiscal year ended December 31, 2011, the board met 12 times.  Each of our directors attended at least 75% of the aggregate number of meetings of the board, and all of the meetings of the committees on which he served, during 2011.  We encourage our directors to attend our annual meetings of stockholders.  In 2011, all of our directors except for Mr. Behringer attended the annual meeting of stockholders.

The board of directors has established three permanent committees: the Audit Committee; the Compensation Committee; and the Nominating Committee.  Each Committee is comprised of our independent directors, Charles G. Dannis, Steven W. Partridge and G. Ronald Witten, each of which qualifies as “independent” under the independence standards of the NYSE.  Each Committee has adopted a written charter approved by the board of directors, which can be found on the website maintained for us at www.behringerharvard.com.  During the fiscal year ended December 31, 2011, the Audit Committee met four times, and the Nominating Committee met two times.  The Compensation Committee did not meet in 2011.

Audit Committee.  The Audit Committee’s primary functions are to evaluate and approve the services and fees of our independent registered public accounting firm, to periodically review the independent registered public accounting firm’s independence, to review the Company’s major financial risk exposures and the steps taken to monitor and minimize those exposures and to assist our board of directors in fulfilling its oversight responsibilities by reviewing the financial information to be provided to the stockholders and others, the system of internal controls that management has established and the audit and financial reporting process.  Mr. Partridge is the chairman of the Audit Committee, and our board of directors has determined that Mr. Partridge is an “audit committee financial expert,” as defined by the rules of the SEC.

Compensation Committee.  Our board of directors also has established a Compensation Committee to assist the board of directors in discharging its responsibility in all matters of compensation practices, including any salary and other forms of compensation for our executive officers and our directors.  Mr. Dannis is the chairman of the Committee.  The primary duties of the Compensation Committee presently include reviewing all forms of compensation for our directors, approving all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares and advising the board on changes in compensation.  If we determine to hire employees, our Compensation Committee also would be charged with overseeing our compensation policies.  Currently, we do not compensate our executive officers, and only our independent directors receive compensation for serving on our board.  Our executive officers do not have a role in determining the amount of director compensation, and our Compensation Committee has not engaged or paid any compensation consultants to recommend or otherwise determine the amount or form of director compensation.  The Compensation Committee also administers the Behringer Harvard REIT I, Inc. 2005 Incentive Award Plan (the “2005 Incentive Award Plan”).

Nominating Committee. The Nominating Committee recommends nominees to serve on our board of directors.  The Nominating Committee will consider nominees recommended by stockholders if submitted to the committee in accordance with the procedures specified in Section 2.13 of our bylaws.  Generally, this requires that the stockholder send certain information about the nominee to our Secretary between 90 and 120 days prior to the first anniversary of the mailing of notice for the annual meeting held in the prior year.  Because our directors perform a critical role in guiding our strategic direction and oversee our management, board candidates must demonstrate broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of our stockholders, and personal integrity and judgment.  In addition, directors must have time available to devote to board activities and to enhance their knowledge of our industry.  The

Nominating Committee is responsible for assessing the appropriate mix of skills and characteristics required of board members in the context of the perceived needs of the board at a given point in time.  The Committee periodically reviews and recommends for approval by the board any updates to the criteria as deemed necessary.  As stated in the Nominating Committee charter, diversity in personal background, race, gender, age and nationality for the board as a whole is taken into account in considering individual candidates.  The Nominating Committee evaluates the qualifications of each director candidate against these criteria in making its recommendation to the board concerning nominations for election or reelection as a director.  The process for evaluating candidates recommended by our stockholders pursuant to Section 2.13 of our bylaws is no different than the process for evaluating other candidates considered by the Nominating Committee.  Mr. Witten is the chairman of the Nominating Committee.

Communication with Directors

We have established procedures for stockholders to communicate directly with our board of directors.  These parties may contact the board by mail at: Chairman of the Behringer Harvard REIT I, Inc. Audit Committee, 5600 W. Lovers Lane, Suite 116, No. 140, Dallas, Texas 75209-4330.  The Chairman of the Audit Committee will receive all communications made by this means and will relay all communications to the board of directors.

Directors’ Compensation

We pay each of our independent directors an annual retainer of $40,000 per year.  In addition, we pay the chairman of our Audit Committee an annual retainer of $15,000 per year and the chairmen of our Compensation and Nominating Committees annual retainers of $7,500 per year.  These retainers are paid quarterly in arrears.  In addition, we pay each of our independent directors (1) $2,000 for each board or committee meeting attended in person and (2) $1,000 for each board or committee meeting attended by telephone and for each written consent considered by the director.  All independent directors receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attending meetings.  If a director is not independent, we do not pay compensation for services rendered as a director.

Under our 2005 Incentive Award Plan, each independent director is automatically granted an option to purchase 5,000 shares of common stock on the date he first becomes a director and upon each reelection as a director.  Until the earlier of (a) the date that we have filed a registration statement for a firm commitment, underwritten public offering of our shares or (b) the date that our shares are listed on a national stock exchange, the fair market value of our shares will be equal to the estimated per share value of our common stock as established by the board pursuant to our valuation policy.  Any options granted to non-employee directors under the 2005 Incentive Award Plan will become exercisable on the first anniversary of the date of grant.

The following table further summarizes compensation paid to the independent directors during 2011.

	Fees Earned or Paid in Cash($)	Option Awards(1)($)	Total($)
Charles G. Dannis	87,500	63.50	87,563.50
Steven W. Partridge	95,000	63.50	95,063.50
G. Ronald Witten	87,500	63.50	87,563.50

(1)           The aggregate grant date fair value of each option award made to the directors during the year ended December 31, 2011 was equal to $63.50.  Awards are granted at the fair market value on the date of grant with fair value estimated using the Black-Scholes-Merton option valuation model, which incorporates assumptions surrounding volatility, distribution yield, the risk-free interest rate, expected life, and the exercise price as compared to the underlying stock price on the grant date.  Any tax benefits associated with these share-based payments are classified as financing activities in the consolidated statements of cash flows.

2005 Incentive Award Plan

The 2005 Incentive Award Plan was approved by our board of directors on March 28, 2005 and our stockholders on May 31, 2005.  The 2005 Incentive Award Plan is administered by our Compensation Committee and provides for equity awards to our employees, directors and consultants and those of any affiliates of Behringer Advisors.  For the grants made in 2011 under the 2005 Incentive Award Plan, the options will become exercisable one year after the date of grant.

As of December 31, 2011, we had outstanding options to purchase 92,875 shares of our common stock at a weighted average exercise price of $7.77 per share, as adjusted for the 10% stock dividend issued October 1, 2005 with respect to options that were issued prior to September 30, 2005.  These options have a maximum term of ten years.  For the grants made in 2005, 2006 and 2007 under the 2005 Incentive Award Plan, the options are exercisable as follows:  25% during 2011, 25% during 2012 and 50% during 2013.  For the grants made in 2008 and thereafter under the 2005 Incentive Award Plan, the options become exercisable one year after the date of grant.

Executive Officers

In addition to Robert M. Behringer and Robert S. Aisner, whose biographies are set forth above, the following individuals serve as our executive officers.  Our executive officers are elected annually by our board of directors and each of these executive officers will continue in office until his successor has been elected and qualified or until his earlier death, resignation or removal.

Scott W. Fordham, 44, is our Chief Operating and Financial Officer and previously served as our Chief Accounting Officer.  In addition, Mr. Fordham serves as the Chief Operating and Financial Officer of Behringer Advisors and HPT Management.  Mr. Fordham has more than 20 years of experience in corporate finance and accounting with an emphasis on capital markets, financial forecasting and strategy and accounting practices for public companies.  His experience includes over 15 years in the real estate industry. From January 2007 until joining Behringer Harvard in May 2008, he served as Senior Vice President and Chief Accounting Officer for Apartment Investment and Management Company (Aimco), an S&P 500 company operating as a publicly traded REIT (NYSE: AIV). From November 1992 to December 2006, he held various finance and accounting positions with Prentiss Properties Trust and its successor, Brandywine Realty Trust, a publicly traded REIT (NYSE: BDN), and served as Chief Accounting Officer from May 2004 to December 2006. Mr. Fordham also previously worked in public accounting with PricewaterhouseCoopers LLP. Mr. Fordham received a Bachelor of Business Administration degree in Accounting from Baylor University and is a Certified Public Accountant in the State of Texas.

William J. Reister, 51, is our Chief Investment Officer and Executive Vice President and previously served as our Senior Vice President — Capital Markets.  In addition, Mr. Reister serves as the Chief Investment Officer and Executive Vice President of Behringer Advisors and as Executive Vice President of HPT Management Services.  Mr. Reister has over 25 years of experience in the commercial real estate industry, including investment management, finance, acquisitions, dispositions, leasing, property management, accounting and reporting.  Prior to joining Behringer Harvard, from 1996 to 2008, Mr. Reister was a senior officer with Prentiss Properties Trust and its successor, Brandywine Realty Trust, a publicly traded REIT (NYSE: BDN).  During his tenure with Prentiss, he was responsible for acquisition, disposition, leasing, asset management and operations activities of its 12 million square foot portfolio of office properties located in Dallas, Austin, Houston, Denver and Southern California.  Prior to this role, Mr. Reister was a Senior Corporate Finance Officer responsible for portfolio level acquisitions and financing.  Mr. Reister was also a member of the executive team that formed Prentiss upon its successful initial public offering, which was the culmination of investments of Prentiss Properties Realty Advisors (“PPRA”), of which Mr. Reister was a founding officer.  PPRA raised the institutional capital that became the core portfolio of Prentiss.  Prior to these activities, Mr. Reister was the Senior Operations Controller for Prentiss Properties Limited, a Corporate Controller for Cadillac Fairview and a Senior Auditor for Price Waterhouse.  Mr. Reister holds a Bachelor of Business Administration degree in Accounting from the University of Texas at Austin and is a former Certified Public Accountant.

M. Jason Mattox, 36, is our Executive Vice President.  In addition, Mr. Mattox also serves as Executive Vice President of Behringer Advisors and HPT Management.  Mr. Mattox also serves as Executive Vice President and a director of Behringer Harvard Multifamily II, Inc. and as Executive Vice President of Behringer Harvard Opportunity REIT I, Inc., Behringer Harvard Opportunity REIT II, Inc. and Behringer Harvard Multifamily REIT I, Inc.  Mr. Mattox is also the Chief Operating Officer of Behringer Harvard Holdings.

From 1997 until joining Behringer Harvard REIT I, Inc., Mr. Mattox served as a Vice President of Harvard Property Trust, Inc. and became a member of its Investment Committee in 1998.  From 1999 until 2001, Mr. Mattox served as Vice President of Sun Resorts International, Inc., a recreational property investment company, coordinating marina acquisitions throughout the southern United States and the U.S. Virgin Islands.  From 1999 until 2001, in addition to providing services related to investing, acquisition, disposition and operational activities, Mr. Mattox served as an asset manager with responsibility for over one million square feet of Harvard Property Trust, Inc.’s commercial office assets in Texas and Minnesota, overseeing property performance, management offices, personnel and outsourcing relationships.

Mr. Mattox is a continuing member of the Building Owners and Managers Association and the National Association of Industrial and Office Properties.  Mr. Mattox holds FINRA Series 7, 24 and 63 registrations.  Mr. Mattox received both a Bachelor of Business Administration degree, with honors, and a Bachelor of Science degree, cum laude, from Southern Methodist University.

Compensation of Executive Officers

Our executive officers also are officers of Behringer Advisors and its affiliates and are compensated by an affiliate of Behringer Advisors for their services relating to the Company, as well as for their services relating to other Behringer Harvard entities and the pursuit of other activities on behalf of Behringer Harvard.  Pursuant to our advisory management agreement, we pay certain management fees to Behringer Advisors and other affiliates of Behringer Advisors.  We neither separately compensate our executive officers nor reimburse Behringer Advisors for any compensation paid to its employees who also serve as our executive officers, other than through the general fees and expense reimbursements we pay to the advisor under the advisory management agreement.

All fees paid to, as well as expenses reimbursed to, Behringer Advisors are described herein under “Certain Transactions.”  As a result of the foregoing, our Compensation Committee has not included a “Compensation Discussion and Analysis,” or compensation committee report, a non-binding stockholder advisory vote on executive compensation or a non-binding stockholder advisory vote on the frequency of the stockholder vote on executive compensation, in this Proxy Statement.

If we determine to compensate our named executive officers in the future, the Compensation Committee will review all forms of compensation and approve all stock option grants, warrants, stock appreciation rights and other current or deferred compensation payable with respect to the current or future value of our shares.  In addition, we will include non-binding stockholder advisory votes on executive compensation and on the frequency of stockholder votes on executive compensation in the relevant proxy statement as required pursuant to Section 14A of the Securities Exchange Act of 1934, or the “Exchange Act.”

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee served as an officer or employee of the Company or any of our subsidiaries during the fiscal year ended December 31, 2011 or formerly served as an officer of the Company or any of our subsidiaries.  In addition, during the fiscal year ended December 31, 2011, none of our executive officers served as a member of a board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or Compensation Committee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires each director and officer and each person beneficially owning more than 10% of a registered security of the Company to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 and 5) of common stock of the Company with the SEC. Officers, directors and greater than 10% beneficial owners are required by SEC rules to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such forms, and amendments thereto, if any, furnished to the Company during and with respect to the fiscal year ended December 31, 2011, or written representations that no additional forms were required, the Company believes that, with the exception of Forms 4 for Messrs. Dannis, Partridge and Witten filed in August 2011, its officers, directors and greater than 10% beneficial owners complied with these filing requirements and filed on a timely basis in 2011.

OWNERSHIP OF EQUITY SECURITIES

The following table sets forth information as of March 23, 2012, regarding the beneficial ownership of our common stock by each person known by us to own 5% or more of the outstanding shares of common stock, each of our directors, each named executive officer, and our directors and executive officers as a group.  The percentage of beneficial ownership is calculated based on 297,741,545 shares of common stock outstanding as of March 23, 2012.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)	Percentage of Class
Robert M. Behringer (3)	32,448	*
Robert S. Aisner (4)	—	—
Charles G. Dannis (5)	21,629	*
Steven W. Partridge (6)	19,065	*
G. Ronald Witten (7)	22,502	*
Scott W. Fordham	—	—
William J. Reister	—	—
M. Jason Mattox (8)	385	*
All current directors and executive officers as a group (eight persons)	96,028	*

*                 Represents less than 1%

(1)         The address of each of Messrs. Behringer, Aisner and Mattox is c/o Behringer Harvard, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.  The address for each of Messrs. Dannis, Partridge, Witten, Fordham and Reister is c/o Behringer Harvard REIT I, Inc., 17300 Dallas Parkway, Suite 1010, Dallas, Texas 75248.

(2)         For purposes of calculating the percentage beneficially owned, the number of shares of common stock deemed outstanding includes (1) 297,741,545 shares of common stock outstanding as of March 23, 2012 and (2) shares of common stock issuable pursuant to options held by the respective person or group which may be exercised within 60 days following March 23, 2012; it does not include 1,000 shares of convertible stock owned by Behringer Advisors. Beneficial ownership is determined in accordance with the SEC rules that deem shares to be beneficially owned by any person or group who has or shares voting and investment power with respect to such shares.

(3)         Includes 22,000 shares of common stock owned by Behringer Harvard Holdings but does not include 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. As of March 23, 2012, Mr. Behringer controlled the disposition of approximately 40% of the outstanding limited liability company interests and the voting of 85% of the outstanding limited liability company interests of Behringer Harvard Holdings.

(4)         Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Aisner controls the disposition of approximately 4% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Aisner’s interest in Behringer Harvard Holdings.

(5)         Includes vested options exercisable into 18,875 shares of common stock.

(6)         Includes vested options exercisable into 18,875 shares of common stock.

(7)         Includes vested options exercisable into 16,875 shares of common stock.

(8)         Does not include 22,000 shares of common stock owned by Behringer Harvard Holdings, of which Mr. Mattox controls the disposition of approximately 1.5% of the limited liability company interests, or 1,000 shares of convertible stock owned by Behringer Advisors, an indirect subsidiary of Behringer Harvard Holdings. Mr. Behringer has the right to vote Mr. Mattox’s interest in Behringer Harvard Holdings.

AUDIT COMMITTEE REPORT

Management is responsible for the financial reporting process, including the system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (“GAAP”).  Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with GAAP.  The Audit Committee’s responsibility is to oversee and review these processes.  We are not, however, professionally engaged in the practice of accounting or auditing, and do not provide any expert or other special assurance as to such financial statements concerning compliance with the laws, regulations or GAAP or as to the independence of the registered public accounting firm.  The Audit Committee relies, without independent verification, on the information provided to us and on the representations made by management and the independent registered public accountants.

In this context, the Audit Committee has met and held discussions with management and Deloitte & Touche LLP, the Company’s independent registered public accounting firm, regarding the fair and complete presentation of the Company’s results.  The Audit Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments.  Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with GAAP, and the Audit Committee has reviewed and discussed the consolidated audited financial statements with management and the Company’s independent registered public accounting firm.  The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T.

In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence from the Company and its management, including its advisor and its affiliates, including the matters in the written disclosures and the letter provided to the Audit Committee by the independent registered public accounting firm, as required by the PCAOB Ethics and Independence Rule 3526, Communication with Audit Committees Concerning Independence.  The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit.  The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, the evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.  The Audit Committee also has reviewed and discussed the audited financial statements with management.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the board of directors, and the board approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, for filing with the SEC.  In addition, the Audit Committee has selected, and the board of directors has ratified the selection of, the Company’s independent registered public accounting firm.  The following independent directors, who constitute the Audit Committee, provide the foregoing report.

AUDIT COMMITTEE:

Steven W. Partridge, Chairman
Charles G. Dannis
G. Ronald Witten

The foregoing report shall not constitute “soliciting material” and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under either Act.

Independent Registered Public Accounting Firm

We have selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the year ending December 31, 2012.  Our management believes that Deloitte & Touche LLP is knowledgeable about our operations and accounting practices and is well qualified to act as our independent registered public accounting firm.

One or more representatives of Deloitte & Touche LLP have been invited and may be present at the Annual Meeting.  They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Audit and Other Fees

The following table presents (in thousands) fees for professional services rendered by our independent registered public accounting firm, Deloitte & Touche LLP, the member firm of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, the “Deloitte Entities”) for the audit of our annual financial statements for the years ended December 31, 2011 and 2010:

	2011 ($)	2010 ($)
Audit Fees (1)	724	748
Audit-Related Fees (2)	11	—
Tax Fees (3)	45	69
All Other Fees	—	—
Total Fees	780	817

(1)         Audit fees consist principally of fees for the audit of our annual financial statements and review of our financial statements included in our quarterly reports on Form 10-Q.

(2)         Audit-related fees consist principally of assistance with responses to SEC comment letters.

(3)         Tax fees consist principally of assistance with matters related to tax compliance, tax planning and tax advice.

Audit Committee’s Pre-Approval Policies and Procedures

The Audit Committee must approve any fee for services to be performed by the Company’s independent registered public accounting firm in advance of the service being performed. For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost under $25,000, the Audit Committee will be provided information to review and must approve each project prior to commencement of any work.  For proposed projects using the services of the Company’s independent registered public accounting firm that are expected to cost $25,000 and over, the Audit Committee will be provided with a detailed explanation of what services are being included, and asked to approve a maximum amount for specifically identified services in each of the following categories: (a) audit fees; (b) audit-related fees; (c) tax fees; and (d) all other fees for any services allowed to be performed by the independent registered public accounting firm.  If additional amounts are needed, the Audit Committee must approve the increased amounts prior to the previously approved maximum being reached and before the additional work may continue.  Approval by the Audit Committee may be granted at its regularly scheduled meetings or otherwise, including by telephonic or other electronic communications.  The Company will report the status of the various types of approved services and fees, and cumulative amounts paid and owed, to the Audit Committee on a regular basis.

The Audit Committee approved all of the services provided by, and fees paid to, the Deloitte Entities during the years ended December 31, 2011 and 2010.

CERTAIN TRANSACTIONS

Policies and Procedures with Respect to Related Party Transactions

Our charter contains provisions setting forth our ability to engage in certain related party transactions. Our board reviews all of the related party transactions and, as a general rule, any related party transactions must be approved by a majority of the directors not otherwise interested in the transaction. In determining whether to approve or authorize a particular related party transaction, our directors will consider whether the transaction between us and the related party is fair and reasonable to us and, in the case of loans to related parties, no less favorable to us than comparable loans between unaffiliated parties.  We believe that our general policies and procedures regarding related party transactions are evidenced by the disclosures above.

Related Party Transactions

Behringer Advisors and certain of its affiliates have earned fees and compensation in connection with each of our public offerings and earn fees and compensation in connection with the acquisition, management and sale of our assets.

We pay Behringer Advisors, or its affiliates, acquisition and advisory fees of up to 2.5% of (1) the purchase price of real estate investments acquired directly by us, including any debt attributable to these investments, or (2) when we make an investment indirectly through another entity, our pro rata share of the gross asset value of real estate investments held by that entity.  We also pay Behringer Advisors or its affiliates up to 0.5% of the contract purchase price of each asset purchased or the principal amount of each loan made by us for reimbursement of expenses incurred by Behringer Advisors related to making the investment.  Behringer Advisors earned, and we expensed, approximately $0.1 million in acquisition and advisory fees or reimbursement of expenses in the year ended December 31, 2011.

We pay Behringer Advisors or its affiliates a debt financing fee equal to 1% of the amount of any debt made available to us.  Behringer Advisors earned approximately $6.1 million of debt financing fees for the year ended December 31, 2011.

We pay HPT Management, our property manager and an affiliate of our advisor, fees for management, leasing and construction supervision of our properties, which may be subcontracted to unaffiliated third parties.  The management fees are generally equal to approximately 3% of gross revenues of the respective property; leasing commissions are based upon the customary leasing commission applicable to the geographic location of the respective property; and construction supervision fees based on hard construction costs incurred in connection with the construction work and in accordance with the rates set forth in the property management and leasing agreement.  In the event that we contract directly with a non-affiliated third party property manager for management of a property, we pay HPT Management an oversight fee equal to 0.5% of gross revenues of the property managed.  In no event will we pay both a property management fee and an oversight fee to HPT Management with respect to any particular property.  We incurred and expensed fees of approximately $14.3 million in the year ended December 31, 2011, inclusive of amounts recorded within discontinued operations, for the services provided by HPT Management in connection with our real estate and investment properties.

Depending on the nature of the asset at the time the fee is incurred, we pay Behringer Advisors an annual asset management fee of either (1) 0.6% of aggregate asset value for operating assets or (2) 0.6% of total contract purchase price plus budgeted improvement costs for development or redevelopment assets (each fee payable monthly in an amount equal to one-twelfth of 0.6% of such total amount as of the date it is determinable).  For the year ended December 31, 2011, we incurred and expensed approximately $20.1 of asset management fees.  Additional asset management fees of approximately $6.2 were waived by Behringer Advisors for this period.

Behringer Advisors requires us to reimburse it for costs and expenses paid or incurred to provide services to us, including the costs of goods, services or materials used by us and the salaries and benefits of persons employed by it and its affiliates and performing services for us; provided, however, no reimbursement is made for salaries and benefits to the extent the advisor receives a separate fee for the services provided.  HPT Management also requires us to reimburse it for costs and expenses paid or incurred to provide services to us, including salaries and benefits of persons employed by it and its affiliates and engaged in the operation, management, maintenance and leasing of our properties.  For the year ended December 31, 2011, we incurred and expensed approximately $29.0 for reimbursement of these costs and expenses to Behringer Advisors and HPT Management.

At December 31, 2011, we had payables to related parties of approximately $1.4 million, consisting primarily of expense reimbursements payable to Behringer Advisors and property management fees payable to HPT Management.

Prior to February 20, 2012, Behringer Advisors or its affiliates were entitled to be paid disposition fees if the advisor or its affiliates provided a substantial amount of services, as determined by our independent directors, in connection with the sale of one or more properties.  In the event of a sale, we would pay the advisor, or its affiliates, an amount equal to the lesser of (subject to the limitation set forth below): (a) one-half of the brokerage commission paid, or (b) 3% of the sales price of each property sold.  This fee would not be earned or paid unless and until our stockholders had received total distributions (excluding the 10% stock dividend) in an amount equal to or greater than the sum of the aggregate capital contributed by stockholders plus a 9% annual, cumulative, non-compounded return thereon.  Subordinated disposition fees that were not earned and payable at the date of sale were considered a contingent liability which will be earned and paid when the above condition has been satisfied, if ever.  As of December 31, 2011, assuming all the conditions above are met, Behringer Advisors would be paid approximately $2.8 million in disposition fees.  On February 20, 2012, we entered into an amendment to our advisory management agreement that removes this disposition fee.

We terminated our third and final primary public offering on December 31, 2008 and currently are offering shares of our common stock only to our existing stockholders through our distribution reinvestment plan, or “DRIP.”  We do not pay any selling commissions or dealer manager fees in connection with the sale of shares pursuant to the DRIP, and thus have not paid any of these fees since January 1, 2009.

Effective since December 2011, we lease approximately 14,000 square feet of office space from Behringer Harvard Bent Tree, LP, a wholly-owned subsidiary of Behringer Harvard Opportunity REIT I, Inc., an investment program that is also sponsored by Behringer Harvard Holdings.  Under the terms of the sixty-six month lease, we currently pay annual base rent of approximately $0.2 million.

ADDITIONAL INFORMATION

Householding

The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing costs.  Only one copy of this Proxy Statement and the 2011 Annual Report will be sent to certain beneficial stockholders who share a single address, unless any stockholder residing at that address has given contrary instructions.

If any beneficiary stockholder residing at such an address desires at this time to receive a separate copy of this Proxy Statement and the 2011 Annual Report or if any stockholder wishes to receive a separate Proxy Statement and 2011 Annual Report in the future, the stockholder should contact our Investment Services Department by telephone at (866) 655-3600, or by mail at Behringer Harvard REIT I, Inc., Attn: Investment Services, 15601 Dallas Parkway, Suite 600, Addison, Texas 75001.

Stockholder Proposals for 2013 Annual Meeting

In order for a stockholder proposal to be considered for inclusion in our proxy statement for the 2013 Annual Meeting of stockholders, written proposals must be received by our corporate Secretary no later than December 7, 2012.  Proposals we receive after that date will not be included in the proxy statement for the 2013 Annual Meeting.  We are not required to include stockholder proposals in our proxy materials unless certain other conditions are met.

Further, nominations by stockholders of candidates for director or proposals of other business by stockholders not intended to be included in our proxy materials must be submitted in accordance with our bylaws.  Our bylaws currently provide that, in order for a stockholder to bring any nominations or business before an annual meeting, certain conditions set forth in Section 2.13 of our bylaws must be complied with, including, but not limited to, delivery of notice, not less than 90 days nor more than 120 days prior to the first anniversary of the mailing of the notice for the annual meeting held in the prior year, to our Secretary.  Accordingly, under our current bylaws, a stockholder’s director nomination or proposal intended to be considered at the 2013 Annual Meeting must be received by our corporate Secretary no earlier than December 7, 2012 and not later than January 6, 2013.  Our Secretary will provide a copy of our bylaws upon written request and without charge.

Stockholder proposals should be submitted in writing and addressed to our corporate Secretary, c/o Behringer Harvard REIT I, Inc., 17300 Dallas Parkway, Suite 1010, Dallas, Texas 75248.

PO BOX 55046 BOSTON, MA 02205-5908 Your Proxy Vote is Important! We encourage you to take advantage of Internet or telephone voting. Both are available 24 hours a day, 7 days a week, through 11:59 p.m. (Eastern) the day prior to the Annual Meeting. Vote by Internet Please go to the electronic voting site at www.eproxy.com/bh1 and follow the on-line instructions. Vote by Phone Please call us toll free at 1-866-977-7699 and follow the recorded instructions. Vote by Mail Please complete, sign and date this form. Fold and return your entire ballot in the enclosed postage-paid envelope. Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. If you authorize your proxy by Internet or telephone, you do not need to mail back your proxy card. Please ensure the address to the right shows through the window of the enclosed postage-paid return envelope. PROXY TABULATOR PO BOX 55046 BOSTON, MA 02205-5908

BEHRINGER HARVARD REIT I, INC. PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 20, 2012 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY. The undersigned stockholder hereby appoints Robert S. Aisner, Scott W. Fordham, and Telisa Webb Schelin, or any of them individually, and each of them, with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all shares of the Behringer Harvard REIT I, Inc. common stock that the undersigned is entitled to vote as of the record date and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Stockholders of the Company to be held at Behringer Harvard Corporate Headquarters, 15601 Dallas Parkway, Suite 600, Addison, Texas, on June 20, 2012 at 1:00 local time, or at any adjournment or postponement thereof, with all powers that the undersigned would possess if present at the meeting. The undersigned hereby acknowledges receipt of their Notice of Annual Meeting of Stockholders and the accompanying proxy statement, and revokes any proxy heretofore given with respect to such meeting. When shares are held in joint tenants or tenants in common, the signature of one shall bind all unless the Secretary of the Company is given written notice to the contrary and furnished with a copy of the instrument of order that so provides. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by authorized person. IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR ANNUAL MEETING OF STOCKHOLDERS: The Proxy Statement and 2011 Annual Report to Stockholders are available at http:/www.behringerharvard.com/proxy. ELECTRONIC DELIVERY OF PROXY MATERIALS Sign up to receive the 2012 Annual Report to Stockholders and proxy material electronically rather than by mail. To sign up for this optional service, visit www.eproxy.com/bh1. When the materials are available, we will send you an e-mail with instructions that will enable you to receive these materials electronically.

The votes entitled to be cast by the stockholder will be cast as directed by the stockholder. If this proxy is executed but no direction is given, the votes entitled to be cast by the stockholder will be cast “FOR ALL” nominees in Proposal 1. The votes entitled to be cast by the stockholder will be cast in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof. THE BOARD OF DIRECTORS AND MANAGEMENT RECOMMEND YOU VOTE “FOR ALL” NOMINEES. Please mark box as shown in this example. X FOR ALL WITHHOLD ALL FOR ALL EXCEPT* 1. Election of Directors . (1) Robert M. Behringer (2) Robert S. Aisner (3) Charles G. Dannis (4) Steven W. Partridge (5) G. Ronald Witten 2 Amendments to the Company’s Charter. 2. To vote and otherwise represent the undersigned on any matter that may properly come before the meeting or any adjournment or postponement thereof in the discretion of the proxy holder. *To withhold authority to vote for any individual nominee(s), write the number(s) of the nominee(s) in the box below:

Signature Signature Date NOTE: Please sign as name appears hereon. Joint owner signature required only if notice has been given to the Secretary of the Company that the signature of a single joint tenant or tenant in common owner is not sufficient to bind all owners. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person. Check here if you plan to attend the annual meeting in person.